UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CTC Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-1869211
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Pravda Street, 15A
125124 Moscow
Russia

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:	333-132228
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The description under the heading ‘‘Description of Capital Stock’’ relating to the Registrant’s Common Stock, $0.01 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the ‘‘Registration Statement on Form S-1’’) (File No. 333-132228) is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

1.	Restated Certificate of Incorporation of the Registrant filed August 18, 2003, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1.

2.	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant filed August 19, 2004, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1.

3.	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant filed March 2, 2006, incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1.

4.	Form of Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1.

5.	Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1.

6.	Form of Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-1.

7.	Specimen common stock certificate, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1.

8.	Stockholders’ Agreement dated as of 2006 by and among the Registrant, MTG Broadcasting AB, Alfa Capital Holdings (Cyprus) Ltd, Cavendish Nominees and Second Investment Holding Company Limited, incorporated by reference to Exhibit 10.39 to the Registration Statement on Form S-1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CTC MEDIA, INC
Date: May 11, 2006	By:	/s/ Nilesh Lakhani
Nilesh Lakhani
Chief Financial Officer